Exhibit 10.3
Execution Version

STOCK PURCHASE AGREEMENT
This agreement (this “Agreement”), dated March 5, 2024 (the “Agreement Date”), by and between Laureate Education, Inc., a public benefit corporation organized under the laws of Delaware (the “Issuer”), and each of ILM Investments Limited Partnership (“ILM”), Torreal Sociedad de Capital Riesgo S.A., Pedro del Corro García-Lomas, Ana Gómez Cuesta and José Díaz-Rato Revuelta (each, a “Block Seller” and together, the “Block Sellers”), sets out the terms under which the Issuer will purchase a total of 2,606,507 shares of common stock, par value $0.004 per share, of the Issuer, as shown in further detail in Schedule A hereto (“Common Stock,” and such 2,606,507 shares, the “Block Shares”) from the Block Sellers in a privately negotiated, off-market transaction (the “Block Purchase”).
1. Purchase and Sale. Subject to the terms and conditions of this Agreement, each of the Block Sellers agrees as the legal and, other than ILM (which holds Block Shares on behalf of the other Block Sellers party hereto), beneficial owner to sell the Block Shares owned (or, in the case of ILM, held) thereby, free and clear of all Liens (as defined below), and the Issuer agrees to purchase the Block Shares, at a price of $12.62 per share, for a total consideration of $32,894,118.34 (the “Purchase Price”).
2. Closing.
(a)At 9:00 a.m., New York City time, on March 6, 2024, or at such other time and/or date as the Block Sellers and the Issuer may agree in writing (the “Closing Date”), (i) the Block Sellers shall deliver to the Issuer (A) the Block Shares and all of the Block Sellers’ right, title and interest in and to the Block Shares, free and clear of all Liens, which delivery shall be effected by crediting the Block Shares to the Issuer’s account through DWAC transfer (or other agreed means) and (B) a valid Internal Revenue Service Form W-9 or applicable Form W-8 properly executed by each Block Seller, and (ii) promptly following receipt by the Issuer of confirmation that the Block Shares have been so credited to the account of the Issuer, the Issuer shall pay to the Block Sellers the Purchase Price by transfer to each Block Seller’s account set forth on Schedule B attached hereto, or as otherwise directed by the Block Sellers in writing, by wire transfer of immediately available funds.
(b)Each Block Seller agrees to bear and pay any duties or taxes on or in connection with the sale and transfer of the portion of the Block Shares to be sold by such Block Seller and the execution and delivery of this Agreement and any other tax payable by such Block Seller in connection with the transaction contemplated hereby, excluding, in each case, any taxes under Section 4501 of the U.S. Internal Revenue Code of 1986, as amended. Each Block Seller shall indemnify and hold the Issuer harmless from, and promptly reimburse the Issuer for, any such taxes, plus any interest, penalties, or additions attributable thereto. Each Block Seller shall provide to the Issuer any necessary certification of status necessary to eliminate or reduce withholding taxes.
3.    Expenses. The Block Sellers and the Issuer shall bear their own legal costs (if any) and all their other out-of-pocket expenses (if any).
4.    Representations and Warranties.
(a)Each Block Seller hereby represents and warrants to the Issuer that (i) as of the date of this Agreement, such Block Seller is the holder and, other than ILM (which holds Block Shares on behalf of the other Block Sellers party hereto), beneficial owner of the shares of Common Stock as set forth on the table and the electronic book entries issued by Equiniti Trust Company LLC attached as Schedule A hereto, including its portion of the Block Shares, and its applicable Block Shares are free and clear of any and all mortgages, pledges, encumbrances, liens, security interests, options, charges, claims, deeds of trust, deeds to secure debt, title retention agreements, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, limitations on transfer or other agreements or claims of any kind or nature whatsoever (collectively, “Liens”) other than encumbrances that may be imposed by applicable securities laws, (ii) such Block Seller owns its applicable Block Shares free of any “adverse claim” pursuant to section 8-102 of the New York Uniform Commercial Code and (iii) such Block Seller has not (a) assigned, transferred, hypothecated or otherwise disposed of its applicable Block Shares or its ownership rights in such Block Shares or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Block Shares.
(b)Each Block Seller hereby represents and warrants to the Issuer that it has not engaged any third party as a broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.
(c)Each Block Seller acknowledges and agrees that, except as set forth in this Agreement, the Issuer is not making any express or implied warranties in connection with the Block Purchase. Each Block Seller has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Block Purchase and of making an informed investment decision. Each Block Seller and/or such Block Seller’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Issuer concerning the Block Shares and the Issuer, and all such questions have been answered to such Block Seller’s full satisfaction. Each Block Seller is not relying on the Issuer with respect to the tax and other economic considerations of the Block Purchase, and such Block Seller has relied on the advice of, or has consulted with, such Block Seller’s own advisors.
(d)Each party hereby represents and warrants, severally but not jointly, that:
(1)It has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to sell or purchase the Block Shares hereunder, as applicable, and no person has any conflicting right, contingent or otherwise, to purchase or to be offered for purchase, the Block Shares, or any portion thereof;
(2)The execution, delivery and performance of this Agreement has been duly authorized by it and, upon execution and delivery of this Agreement by the Issuer and the Block Sellers, will constitute a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity;
(3)Except as would not have an adverse effect on the ability of the Block Sellers or the Issuer to consummate the transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which each Block Seller or the Issuer is a party or with such party’s organizational documents or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of such Block Seller or the Issuer or cause the acceleration or termination of any obligation or right of such Block Seller or the Issuer or any other party thereto; and
(4)All material consents and approvals of any court, government department or other regulatory body required by it for the offering or purchase of the Block Shares, as applicable, and the execution, delivery and performance of the terms of this Agreement have been obtained and are in full force and effect.
5.    Agreements of the Issuer and the Block Sellers
(a)Subject to the terms and conditions hereof, the Issuer and each Block Seller agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

(b)Subject to the terms and conditions hereof, the Issuer and each Block Seller (i) shall each execute and deliver, or cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further action as may be reasonably necessary to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement, and (ii) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the consummation of the transactions contemplated by this Agreement.
(c)The Block Sellers, on the one hand, and the Issuer, on the other hand, shall, to the extent feasible, consult with each other before issuing, and provide each other reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, rule or regulation (including the rules and regulations of the Nasdaq Stock Market), by obligations pursuant to any listing agreement with any national securities exchange or automated inter-dealer quotation system, or requested (by court order, deposition, interrogatory, questions, request for information or documents, subpoena, civil investigative demand, regulatory demand or similar process). Notwithstanding anything to the contrary herein, the Issuer and the Block Sellers shall be permitted to make the disclosures required in required filings pursuant to the Securities Exchange Act of 1934, as amended, in each case, without such review and consultation.
6.    Conditions to Closing. The obligations of each party hereunder shall be subject to the condition that all representations and warranties of the other party hereto are, and, as of the Closing Date, will be, true, complete and accurate in all material respects; provided, however, that the representations, warranties and covenants of the Block Sellers hereunder are several and not joint; provided, further that, to the extent ILM ceases to exist, the other Block Sellers will be responsible for ILM’s obligations, representations, warranties and covenants hereunder, in proportion to their respective pro rata beneficial ownership of Block Shares held through ILM as set forth herein on Schedule A.
7. Miscellaneous.
(a)This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement is solely for the benefit of the parties hereto and their successors and is not binding upon or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void ab initio. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the Block Purchase.
(b)Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the applicable address set forth on Schedule C or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

(c)This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. For the avoidance of doubt, nothing in this Agreement shall modify, amend or eliminate the Issuer’s rights and obligations under the Amended and Restated Securityholders Agreement, dated as of February 6, 2017, among Wengen Alberta, Limited Partnership, the Issuer and the other parties thereto, as amended.
(d)If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
(e)Except in respect of any claim of a breach of this Agreement, (i) the Block Sellers do hereby release the Issuer, its stockholders, its affiliates and successors, and all of the Issuer’s directors, officers, employees and agents, and agree to hold them, and each of them, harmless from any and all claims or causes of action that the Block Sellers may now have or know about, or hereafter may learn about, arising out of or in any way connected with the Block Purchase, and each Block Seller agrees that it will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary awards in connection with the Block Purchase, and (ii) the Issuer does hereby release the Block Sellers, their respective general and limited partners, affiliates and successors, and all of the Block Sellers’ respective directors, officers, managers, members, employees and agents, and agree to hold them, and each of them, harmless from any and all claims or causes of action that the Issuer may now have or know about, or hereafter may learn about, arising out of or in any way connected with the Block Purchase, and the Issuer agrees that the Issuer will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary awards in connection with the Block Purchase. The parties acknowledge that the foregoing release includes, but is not limited to, any claim arising under any federal, state, or local law, whether statutory or judicial, or ordinance, or any administrative regulation.
(f)This Agreement may be executed in any number of counterparts (which may be delivered in original form, facsimile, electronically or “pdf” file thereof), each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LAUREATE EDUCATION, INC.

By: /s/ Richard M. Buskirk

Name: Richard M. Buskirk

Title: Senior Vice President and Chief Financial Officer

ILM Investments Limited Partnership
By: _/s/ Jeff Elburn

Name: Jeff Elburn

Title: VP, Treasurer, & CFO

Torreal Sociedad de Capital Riesgo S.A.
By: /s/ José Díaz-Rato Revuelta /s/ Almudena de Egaña Huerta

Name: José Díaz-Rato Revuelta / Almudena de Egaña Huerta

Title: Authorized Signatories

By: /s/ Pedro del Corro García-Lomas

Name: Pedro del Corro García-Lomas

By: /s/ Ana Gómez Cuesta

Name: Ana Gómez Cuesta

By: /s/ José Díaz-Rato Revuelta

Name: José Díaz-Rato Revuelta
[Signature Page to Stock Purchase Agreement]

Schedule A
Shares; Electronic Book Entries

Block Seller	Common Stock
ILM Investments Limited Partnership[1]	2,383,811
Torreal Sociedad de Capital Riesgo S.A.	218,352
Pedro del Corro García-Lomas	1,086
Ana Gómez Cuesta	1,085
José Díaz-Rato Revuelta	2,173
Total	2,606,507